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                                                                      EXHIBIT 99


MEDIA CONTACT:                   JAMES E. ADAMS, 419-783-8910, rfcmkt@rurban.net
INVESTOR CONTACT:                VALDA COLBART, 419-784-2759, rfcinv@rurban.net

               RURBAN FINANCIAL CORP. RECEIVES REGULATORY APPROVAL
              TO ACQUIRE TWO BANKING OFFICES IN ALLEN COUNTY, OHIO

DEFIANCE, OH, May 9, 2005 - Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services, and bank data processing, announced that it has received regulatory approval from the Federal Reserve Bank of Cleveland and the Ohio Department of Financial Institutions, to purchase two Lima, Ohio branch offices of Liberty Savings Bank, FSB, Wilmington, Ohio as previously announced. The State Bank and Trust Company will be assuming the operation of these offices effective as of the close of business on June 17, 2005.

Commenting on the acquisition of these branches, Kenneth Joyce, President and Chief Executive Officer of Rurban Financial Corp., stated, "We are excited to enter Allen County, where we see significant opportunities for loan and deposit growth in the Lima market. As we previously announced, David Anderson will serve as President of the Lima Region. David has eleven years of experience in this market, and we are pleased to have him on our team. Our entire company will work with David and the Lima staff to ensure that the Liberty customers experience a smooth transition."

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The bank offers a full range of financial services through its 11 offices in Defiance, Paulding and Fulton Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri.

Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,569,162 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.